Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY ANNOUNCES
CLOSING OF DELAWARE BASIN COMBINATION

DALLAS, Texas, March 2, 2015 - Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”), an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources, with an emphasis on oil and natural gas shale and other unconventional plays and with a current focus on its Eagle Ford operations in South Texas and its Permian Basin operations in Southeast New Mexico and West Texas, today announced on Friday, February 27, 2015 it completed the previously announced combination of its Delaware Basin assets with Harvey E. Yates Company (“HEYCO”), a subsidiary of HEYCO Energy Group, Inc. As a result of the transaction, Matador will assume operatorship of all of HEYCO’s operated properties in the Northern Delaware Basin.

Key attributes of HEYCO’s properties include the following:

•	Approximately 58,600 gross (18,200 net) acres located in Lea and Eddy Counties, New Mexico.

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Approximately one-third of the acreage is operated, one-third is non-operated and operations on the remaining one-third will be pursued by Matador under various operating, farm-in and other agreements.

•	Essentially all of the acreage is held by production from existing wells and production units with high net revenue interests greater than 75%.

•	Average net daily production during the fourth quarter of 2014 of approximately 530 BOE per day (approximately 70% oil), including production from the recently drilled CTA State Com #3H and #4H wells.

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Net proved developed producing (“PDP”) oil and natural gas reserves of approximately 1.3 million BOE (approximately 60% oil) as of September 1, 2014, based on an independent reserves analysis prepared by Netherland, Sewell & Associates, Inc., excluding any contributions from the CTA State Com #3H and #4H wells. Notably, no proved developed non-producing (“PDNP”) nor proved undeveloped (“PUD”) reserves have been assigned to these properties.

The HEYCO assets strategically link Matador’s existing acreage in its Ranger and Rustler Breaks prospect areas. The acquired acreage increases Matador’s total acreage position in the Permian Basin at March 2, 2015 to approximately 152,400 gross (85,400 net) acres, providing Matador with an increased operational footprint throughout the northern Delaware Basin.

Pursuant to the final terms of the transaction, Matador paid approximately $21.6 million in cash, assumed debt obligations of $12.0 million, issued 3,300,000 shares of Matador Common Stock and issued 150,000 shares of a new series of Series A Convertible Preferred Stock to HEYCO Energy Group, Inc. (convertible into ten shares of Matador Common Stock for each share of Series A Convertible Preferred Stock). The transaction makes HEYCO Energy Group one of Matador’s largest shareholders with approximately 6% ownership on an as converted basis. In addition, Matador paid approximately $3.0 million for customary purchase price adjustments, including adjusting for production, revenues and operating and capital expenditures from September 1, 2014 to closing. Specifically, HEYCO participated in several non-operated horizontal wells since September 1, 2014, including the CTA State Com #3H and #4H, Antweil ANU Federal #3H, Raptor West 3 State #4H and the Gobbler 5 B2PM State Com #1H wells.

Joseph Wm. Foran, Chairman and CEO of Matador, stated, “We are pleased to have successfully closed this merger with HEYCO, and we are excited to link our Ranger and Rustler Breaks prospect areas in the Delaware Basin with their high-quality assets in Lea and Eddy Counties, New Mexico. We look forward to having George join our board and combining the employees of HEYCO into Matador, all of whom add expertise and deep industry experience to our own experienced staff. We believe together we will continue to build one of the largest and most focused industry players in the Permian Basin.”

“I look forward to participating in Matador’s ongoing success as a member of its Board of Directors and as an owner,” said George M. Yates, President & CEO of HEYCO Energy Group. “Matador’s operational excellence in horizontal drilling and completions combined with its outstanding organization - now further strengthened by the skills and expertise of our HEYCO team and assets - adds to the company’s promising future.” HEYCO Energy Group will continue to have exploration and development interests in Southeastern New Mexico, other domestic basins and internationally.

The transaction is strategic for Matador as the HEYCO acreage is within the main part of the Bone Spring and Wolfcamp plays in New Mexico. The HEYCO properties fit especially well with Matador’s existing acreage in its Ranger and Rustler Breaks areas and add significantly to Matador’s inventory of prospects in the multiple geologic targets the acreage presents. These targets include the First, Second and Third Bone Spring formations, the Delaware Mountain Group and various members of the Wolfcamp formation, as well as a variety of both shallower and deeper formations. To date, only a relatively small portion of the HEYCO acreage has been developed using horizontal drilling and large stimulation treatments. Matador believes that its experience in the Haynesville shale play in Northwest Louisiana, the Eagle Ford shale play in South Texas, and more recently, the Delaware Basin, will add value to the development of the HEYCO acreage for Matador and its shareholders.

Pursuant to the terms of the acquisition, Matador issued 150,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Each share of Series A Preferred Stock is entitled to ten votes on each matter submitted to Matador’s shareholders for vote. Each share of Series A Preferred Stock will automatically convert into ten shares of Matador Common Stock, subject to customary anti-dilution adjustments, upon the vote and approval by Matador’s shareholders of an amendment to Matador’s Amended and Restated Certificate of Formation to increase the number of shares of authorized Matador Common Stock (the “Charter Amendment”).

Beginning on August 27, 2015 and thereafter until such time as the Series A Preferred Stock is converted to Common Stock, the holders will be entitled to a quarterly dividend of $1.80 per share. Neither the issuance of the Series A Preferred Stock nor the Common Stock issued in connection with this acquisition was registered under the Securities Act of 1933, as amended, and neither the Series A Preferred Stock nor such Common Stock may be offered or sold in the United States absent such registration or an applicable exemption from registration requirements. As part of this transaction, the Company entered into a registration rights agreement with HEYCO Energy Group, Inc. providing certain demand and piggyback registration rights, with demand registration rights exercisable on or after the first anniversary of the closing of the transaction.

On February 25, 2015, Matador filed a definitive proxy statement with the Securities and Exchange Commission and began mailing to its shareholders such proxy materials related to a special meeting of shareholders to be held on April 2, 2015 at 9:30 a.m., Central Time, for the purpose of approving the Charter Amendment. Upon such approval, the shares of Series A Preferred stock will automatically convert into shares of Common Stock. All shareholders of record as of the close of business on February 18, 2015 will be entitled to vote at the special meeting. For more information regarding the special meeting, see the definitive proxy materials, which are available on the Investors portion of our website.

KLR Group, LLC acted as advisor to HEYCO and BMO Capital Markets acted as advisor to Matador in this transaction.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Eagle Ford shale play in South Texas and the Wolfcamp and Bone Spring plays in the Permian Basin in Southeast New Mexico and West Texas. Matador also operates in the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas. At March 2, 2015, Matador has three drilling rigs operating in Southeast New Mexico and West Texas.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: the integration of HEYCO’s assets, employees and operations; general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to make acquisitions on economically acceptable terms; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador's SEC filings, including the “Risk Factors” section of Matador's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Investor Relations
(972) 371-5225
mschmitz@matadorresources.com

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